Exhibit 99.1

AeroVironment, Inc. to Present at Investor and Analyst Event

ARLINGTON, Va., Oct. 5, 2022 – AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, is hosting an Investor and Analyst Event in Petaluma, California today. The event is scheduled to begin at 9:00am PT and will include presentations from Wahid Nawabi, chairman, president and chief executive officer, Kevin McDonnell, senior vice president and chief financial officer, and other members of the executive management team. Concurrent with this release, the Company is filing an 8-K which includes the presentation materials to be discussed with attendees at the event.

The Company will also be posting the presentation slides at https://investor.avinc.com/events-and-presentations.

A video of the presentation will also be available at https://investor.avinc.com/events-and-presentations following the completion of the event.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can proceed with certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems and serves defense, government and commercial customers. For more information, visit www.avinc.com.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us

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